UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2024

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K is being filed to add Exhibit 2.1, Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4 to the Current Report on Form 8-K filed by the registrant on November 25, 2024 (the “Original 8-K”), and to reflect these additions in Items 1.01 and 9.01. The registrant indicated in the Original 8-K that Exhibit 2.1, Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4 would be filed by amendment.

Item 1.01	Entry into a Material Definitive Agreement.

On November 25, 2024, Peabody Energy Corporation (the “Company”) entered into definitive agreements to acquire, through one or more subsidiaries, from Anglo American plc, a United Kingdom public limited company (“Anglo”), a portion of the assets and businesses associated with Anglo’s metallurgical coal portfolio in Australia, including the Moranbah North and Grosvenor mines, the Moranbah South development project, the Capcoal complex, the Roper Creek mine, and the Dawson complex (comprising the Dawson Main/Central, Dawson South, Dawson South Exploration and Theodore South exploration mines, collectively, the “Dawson Assets”) (such acquisition of assets and businesses associated with Anglo’s metallurgical coal portfolio in Australia, collectively, the “Acquisition”). The Acquisition is expected to close in the first half of 2025, subject to regulatory approvals, completion of pre-emptive rights processes and satisfaction of other customary closing conditions.

Purchase Agreements

The Company intends to consummate the Acquisition pursuant to (1) a Share Purchase Agreement by and among the Company, Anglo American Netherlands B.V., Anglo American Services (UK) Ltd. and Peabody SMC Pty Ltd (“SMC Bidco”), a newly-formed subsidiary of the Company formed for the purposes of consummating the Acquisition under such agreement (the “SMC Purchase Agreement” and, the acquisition contemplated thereby, the “SMC Acquisition”), and (2) a Share and Asset Purchase Agreement by and among the Company, Anglo American Netherlands B.V., Moranbah North Coal Pty Ltd., Anglo American Steelmaking Coal Assets Eastern Australia Limited, Anglo American Steelmaking Coal Holdings Limited, Anglo American Services (UK) Ltd. and Peabody MNG Pty Ltd, a subsidiary of the Company formed for the purposes of consummating the Acquisition under such agreement (the “MNG Purchase Agreement” and, together with the SMC Purchase Agreement, the “Purchase Agreements”).

The Purchase Agreements contemplate (1) an upfront cash payment of $2.05 billion and fixed deferred cash payments totaling $725.0 million that will be payable in annual installments over a four-year period commencing on the first anniversary of the closing date of the Acquisition, and (2) additional contingent cash payments capped at $1.0 billion, comprised of (a) royalty payments contingent on the price of coal exceeding agreed-upon thresholds for each of the five years following the closing date of the Acquisition and (b) payments contingent on the potential restart of the Grosvenor mine. The total consideration for the Acquisition would be up to approximately $3.775 billion if the maximum amounts under the contingencies described above become payable.

The Purchase Agreements contain customary representations and warranties and covenants for transactions of this type, and the consummation of the Acquisition is subject to the satisfaction or waiver of certain customary conditions. Each of the Purchase Agreements may terminate at the option of either the Company or Anglo upon the occurrence of a material adverse change (as defined in each Purchase Agreement) with respect to the assets to be acquired, subject to certain cure provisions (as further described in each Purchase Agreement). In addition, the consummation of the Acquisition is subject to the completion of certain pre-emptive rights processes in favor of joint venture partners in respect of the assets to be acquired. The consummation of the Acquisition is also subject to certain regulatory approvals.

The foregoing summaries of the SMC Purchase Agreement and the MNG Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the SMC Purchase Agreement and the MNG Purchase Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K.

Sale of Dawson Assets

Following the closing of the SMC Acquisition, the Company intends to sell the Dawson Assets (the “Dawson Sale”) to Pt Bukit Makmur Mandiri Utama or one of its subsidiaries to be formed for purposes of consummating the Dawson Sale (“BUMA”). Accordingly, concurrently with its entry into the Purchase Agreements, the Company has entered into (1) an option deed by and among BUMA and SMC Bidco (the “Dawson Option Deed”), pursuant to which the Dawson Sale would be consummated, and (2) a loan note deed by and among BUMA and SMC Bidco pursuant to which BUMA will lend to SMC Bidco the funds required to purchase the Dawson Assets under the SMC Purchase Agreement and fund certain other obligations in relation to the Dawson Assets (the “Loan Note Deed”). The Company’s obligations under the Dawson Option Deed and the Loan Note Deed will be guaranteed by one of the Company’s Australian subsidiaries.

The Dawson Option Deed contains a put option (under which BUMA offers to purchase) and a call option (under which the Company offers to sell) with respect to the Dawson Assets. The consideration payable by BUMA to the Company for the Dawson Assets is, subject to certain conditions, approximately $455.0 million, which is the purchase price under the SMC Purchase Agreement attributable to the Dawson Assets (the “Dawson SMC Consideration”). The Dawson SMC Consideration is comprised of a $355.0 million upfront cash payment and $100.0 million fixed deferred cash payments totaling $100.0 million that will be payable in annual installments over a four-year period commencing on the first anniversary of the closing date of the Dawson Sale. The Loan Note Deed evidences BUMA’s obligation to pay the Dawson SMC Consideration to the Company on the anticipated closing date of the SMC Acquisition, which would finance the Company’s acquisition of the Dawson Assets (and the related portion of the SMC Acquisition).

The foregoing summaries of the Dawson Option Deed and the Loan Note Deed do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Dawson Option Deed and the Loan Note Deed, copies of which are filed as Exhibit 2.3 and Exhibit 2.4, respectively, to this Current Report on Form 8-K.

Bridge Loan Facility

Concurrently with its entry into the Purchase Agreements, the Company entered into a bridge loan facility commitment letter (the “Bridge Commitment Letter”, and the senior secured 364-day bridge facility provided for therein, the “Bridge Facility”), pursuant to which Jefferies Finance LLC (“Jefferies”), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Deutsche Bank Securities Inc. (“DBSI” and, together with DBCI, collectively, “DB”), KKR Capital Markets LLC (“KCM”) and KKR Corporate Lending LLC (“KCL”, and together with Jefferies, DB and KCM, the “Bridge Commitment Parties”), agreed to provide the Bridge Facility to the Company in the amount of up to $2.075 billion in order to finance the Acquisition in part.

Subject to the conditions in the Bridge Commitment Letter, the commitments under the Bridge Facility (the “Bridge Commitments”) may be reduced by proceeds of certain equity offerings of the Company and certain additional indebtedness that may be incurred by the Company to finance the Acquisition. The Company expects to reduce the Bridge Commitments through such offerings or financings, possibly to zero, prior to the closing date, but there can be no assurance such offerings or financings will occur and any such expectation is subject to market conditions.

To the extent borrowings are made under the Bridge Facility, any loans would bear interest at Term SOFR plus an applicable margin of 8.00% or a base rate plus an applicable margin of 7.00%, at the Company’s option. Such applicable margin would increase by an additional 0.75% on the date that is 90 days following the closing date of the Acquisition. Any borrowings under the Bridge Facility would mature 364 days from the initial funding date, which would be on or around the closing date of the Acquisition.

The availability of borrowings under the Bridge Facility is subject to the satisfaction of certain customary conditions for transactions of this type. Any definitive financing documentation for the Bridge Facility will contain customary representations and warranties, covenants and events of defaults for transactions of this type. Upon execution of any definitive financing documentation for the Bridge Facility, the Bridge Facility will be guaranteed by substantially all U.S. subsidiaries of the Company and secured by substantially all assets of the Company, its U.S. subsidiaries and, subject to certain conditions, certain of the Company’s Australian subsidiaries.

Revolving Credit Facility Amendment

On November 25, 2024, the Company amended its revolving credit facility by entering into that certain Amendment No. 1 Credit Agreement, dated as of November 25, 2024 (the “Revolving Credit Facility Amendment”), with PNC Bank, National Association, as administrative agent (the “Agent”), and the lenders party thereto (such lenders, the “Consenting Lenders”), which amends that certain Credit Agreement by and among the Company, as borrower, certain subsidiaries of the Company party thereto, the Agent, and the lenders party thereto.

Pursuant to the Revolving Credit Facility Amendment, the Company, the Agent and the Consenting Lenders, among other things, made certain changes to permit the Acquisition, the Bridge Facility and the incurrence of additional indebtedness to finance the Acquisition, to the extent applicable.

The foregoing summary of the Revolving Credit Facility Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolving Credit Facility Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On November 25, 2024, the Company issued a press release announcing the Acquisition and posted an investor presentation regarding the Acquisition under the investor section on its website www.peabodyenergy.com. Copies of the press release and investor presentation are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information contained herein, including Exhibit 99.1 and Exhibit 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The furnishing of this information will not be deemed an admission as to the materiality of any information contained herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s or the Board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the Acquisition, the financing components of the Acquisition and the expected date of closing of the Acquisition. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond the Company’s control, that are described in the Company’s periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and other factors that the Company may describe from time to time in other filings with the SEC. should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of November 25, 2024, by and among Peabody Energy Corporation, Anglo American Netherlands B.V., Anglo American Services (UK) Ltd. and Peabody SMC Pty Ltd*

2.2	Share and Asset Purchase Agreement, dated as of November 25, 2024, by and among Peabody Energy Corporation, Anglo American Netherlands B.V., Moranbah North Coal Pty Ltd., Anglo American Steelmaking Coal Assets Eastern Australia Limited, Anglo American Steelmaking Coal Holdings Limited, Anglo American Services (UK) Ltd. and Peabody MNG Pty Ltd*

2.3	Option Deed, dated as of November 25, 2024, by and among Peabody SMC Pty Ltd, Peabody Australia Holdco Pty Ltd, PT Bukit Makmur Internasional and PT Delta Dunia Makmur Tbk*

2.4	Dawson Loan Note Deed, dated as of November 25, 2024, by and among Peabody SMC Pty Ltd and PT Bukit Makmur Internasional*

10.1	Amendment No. 1 to Credit Agreement, dated as of November 25, 2024, by and among Peabody Energy Corporation, PNC Bank, National Association, as administrative agent, and the lenders party thereto.*†

99.1	Press Release, dated November 25, 2024‡

99.2	Investor Presentation, dated November 25, 2024‡

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain portions of this exhibit have been redacted pursuant to Regulation S-K, Item 601(a)(6) and Item 601(b)(2)(ii). This exhibit excludes certain immaterial schedules and exhibits pursuant to the provisions of Regulation S-K, Item 601(a)(5). A copy of any of the omitted information, schedules and exhibits pursuant to Regulation S-K, Item 601(a)(5), Item 601(a)(6) and Item 601(b)(2)(ii), as applicable, will be furnished to the Securities and Exchange Commission upon request.

†	Previously filed.
‡	Previously furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

November 29, 2024	PEABODY ENERGY CORPORATION

	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Administrative Officer and Corporate Secretary